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Expires: March 31, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment #2

TO

FORM 8K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 28, 2001

Category 5 Technologies, Inc

(Exact name of registrant as specified in its chapter)

Nevada                                               0-25463                                       88-0367792

(State or other jurisdiction of incorporation)     (Commission File Number)     (IRS Employer Identification No.)

4505 South Wasatch Boulevard, Suite 370, Salt Lake City, Utah 84124

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 801-424-2999

NETWORK INVESTOR COMMUNICATIONS, INC.

(Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant

On August 7, 2001 the Company notified its accountant, David T. Thomson, P.C. that he was being dismissed as the Company's independent auditor. The stated reasons were that the Registrant wanted a larger auditing firm as the Company has experienced growth. The Company's Board of Directors made the decision to change auditors.

Effective August 7, 2001 the Company engaged Tanner + Co. as the Company's independent public auditors, replacing its former auditor, David T. Thomson, P.C. Such appointment was accepted by Tanner + Co. Prior to such engagement, the Registrant had not consulted Tanner + Co. on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with David T. Thomson, P.C.

The prior accountant's report of October 4, 2000 on the financial statements of the Company for the years ended June 30, 2000 and 1999, was not qualified or modified in any manner (other than a going concern qualification) and contained no disclaimer of opinion or adverse opinion. There were no disagreements with David T. Thomson, P.C. on any matter of accounting principle or practice, financial disclosure or auditing scope or procedure as related to the Company's financial statements. (See letter from prior accountants attached as Exhibit A.)

During the Registrant's two most recent fiscal years and during any subsequent interim period preceding the date of resignation, the Company has had no disagreements with David T. Thomson, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Category 5 Technologies, Inc.

(Registrant)

Date: August 28, 2001

Mitchell L. Edwards

(Signature)*
Name: Mitchell L. Edwards
Title: Chief Financial Officer

*Print name and title of the signing officer under his signature.

DAVID T. THOMSON, P.C.
PO Box 571605
Murray, Utah 84157

August 28, 2001

Securities and Exchange Commission
Washington, DC 20549

Re: Category 5 Technologies, Inc.
(Formerly Network Investor Communications, Inc.)

Dear Sirs,

I have reviewed Item 4 - Change in registrant's principal certifying accountant, of the Form 8K/A Amendment #2, dated August 28, 2001. I am in agreement with the statements presented therein so far as such statements pertain to David T. Thomson, P.C.

Sincerely,

/s/ David T. Thomson, P.C.

David T. Thomson, P.C.